Exhibit 99.1

Clubhouse Media Bolsters Advisory Board with Addition of Partner at Legendary VC Firm

Andreessen Horowitz

Andrew Omori is a Partner at Andreessen Horowitz, a Lead Investor in the Clubhouse App

LOS ANGELES, CA, April 6, 2021 – Clubhouse Media Group, Inc. (OTCMKTS:CMGR) (“Clubhouse Media” or the “Company”), an influencer-based marketing and media firm with a vast aggregate global social media reach, is excited to announce that Andrew Omori, partner at renowned venture capital firm Andreessen Horowitz (www.a16z.com), is coming on board as a key member of the Company’s official Advisory Board. Andreessen Horowitz is well known for leading investments in hit social audio app, Clubhouse, as well as Airbnb and Coinbase.

Andrew is a partner at Andreessen Horowitz (“a16z”), one of Silicon Valley’s most prominent and successful venture capital firms, with $17.6 billion in assets under management. Prior to joining a16z, Andrew served as a VP at JMP Group and as a successful technology investment banker.

Andrew has dedicated his career to helping technology companies scale and has worked with a variety of social companies including Snap, Pinterest, Roblox, and the Clubhouse app. His current firm, a16z, was founded by tech titans Marc Andreessen (co-founder of Netscape) and Ben Horowitz (best-selling author and founder of Opsware).

As an early-stage investor in Facebook, Instagram, Lyft, Slack, Oculus VR, Roblox, and many other successful breakthrough technology companies, a16z has developed a reputation for spotting core trends in their early stages and identifying landmark opportunities ahead of the crowd. The firm has also been a significant investor in pre-IPO fintech unicorn, Robinhood.

“In coordinating influencer-based marketing and media into a larger and more scalable technology-augmented platform, we are doing something new and innovative,” noted Chris Young, President of Clubhouse Media. “Andrew will be a tremendous asset as we scale this model and pursue optimal pathways for monetizing the huge reach we have already built. He will also be instrumental in providing access to relationships, branding opportunities, and partnerships that hold the potential for further gains in shareholder value.”

Clubhouse Media does not own, and is not otherwise affiliated with, the Clubhouse app.

About Clubhouse Media

We believe Clubhouse Media represents the future of influencer media and marketing, with a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Clubhouse Media offers management, production and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Clubhouse Media’s management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Please follow us on Twitter: twitter.com/ClubhouseCMGR

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact
Simon Yu, MBA
Phone: +1-702-479-3016

Investor Relations
Tiger Marketing & Branding Agency
info@TigerGMP.com